EXHIBIT 5.2

Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
Telephone (312) 984-3100
Facsimile (312) 984-3150

March 2, 2017

West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa  50266

Re:      Registration Statement on Form S-3 of West Bancorporation, Inc.

Ladies and Gentlemen:

This opinion is being rendered to you with respect to the registration by West Bancorporation, Inc., an Iowa corporation (the “Company”), of debt securities, whether senior or subordinated (“Debt Securities”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time pursuant to Rule 415 under the Act of $75,000,000.00 aggregate principal amount of: (a) shares of common stock, no par value per share, of the Company (“Common Stock”); (b) shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Stock”); (c) Debt Securities; (d) depositary shares representing Preferred Stock (“Depositary Shares”); (e) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (“Warrants”); (f) subscription rights for the purchase of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (“Rights”); (g) stock purchase contracts (“Stock Purchase Contracts”); (h) stock purchase units (“Stock Purchase Units”); and (i) units comprised of two or more of the Registered Securities (as defined below) in any combination (“Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Rights, the Stock Purchase Contracts and the Stock Purchase Units, the “Registered Securities”). The Registered Securities may be issued and sold from time to time by the Company as set forth in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Form of Indenture attached as an exhibit to the Registration Statement; (c) the Company’s Articles of Incorporation, as amended and currently in effect; (d) the Company’s Bylaws, as amended and currently in effect; (e) the resolutions of the board of directors of the Company (the “Board”) dated January 25, 2017 with respect to the filing of the Registration Statement; and (f) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

The opinion set forth herein is subject to the following assumptions, qualifications and limitations being true and correct at or before the time of the delivery of any Debt Securities offered pursuant to the Registration Statement: (A) the Company is validly existing and in good standing under the laws of the State of Iowa; (B) the Company has full power and authority, corporate and otherwise, to create and issue the Debt Securities and create the obligations thereunder; (C) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of the Debt Securities, (ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Debt Securities and related matters, and, in the case of both of (i) and (ii), such authorizations and actions shall remain in effect and unchanged at all times during which the Debt Securities are offered, sold or issued by the Company; (D) the definitive terms of each series of the Debt Securities, and the terms of the issuance and sale of the Debt Securities (i) shall have been duly established in accordance with all applicable law and the Articles of Incorporation, the Bylaws, any indenture and any other relevant agreement relating to the terms and the offer and sale of the Debt Securities (collectively, the “Documents”) and the authorizing resolutions of the Board, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (E) any Document relating to the terms of the Debt Securities shall be governed by and construed in accordance with the internal laws of the State of New York; (F) the Debt Securities (including any Debt Securities underlying or issuable upon exercise, conversion or exchange of other Registered Securities), and any certificates representing the Debt Securities (including any Debt Securities underlying or issuable upon exercise, conversion or exchange of other Registered Securities), shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party; (G) each applicable Document and any other relevant agreement relating to the offer and sale of the Debt Securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company); (H) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded; (I) a prospectus supplement shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Debt Securities offered thereby; (J) the Debt Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; and (K) in the case of an agreement or instrument pursuant to which any Debt Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Debt Securities, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable purchase agreement, underwriting agreement, indenture or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company.

Our opinion set forth in the preceding paragraph is subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and we express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP
Barack Ferrazzano Kirschbaum & Nagelberg LLP

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